EXHIBIT 23.8

                         CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the incorporation by reference of our reports, dated March 6, 1998 and March 31, 1997 on the combined financial statements of Tele Cable de Morelos, S.A. de C.V. and related companies (all of which are subsidiaries of Megapo Comunicaciones de Mexico, S.A. de C.V.) included in this Annual Report on Form 10-K, into previously filed Registration Statement File Nos. 33-81876, 33-87326 and 333-00226.

                                    Galaz, Gomez Morfin, Chavero, Yamazaki, S.C.


Acapulco, Mexico
May 25, 1998